Exhibit 10.3

CONVERSION AND EXCHANGE RIGHTS AGREEMENT

CONVERSION AND EXCHANGE RIGHTS AGREEMENT (this “Agreement”) dated June 27, 2024, with respect to that debt stipulated on Annex A (together, the “Binding Terms”), by and between Security Matters Limited, SMX (Security Matters) PLC (“SMX”), and the person stipulated in Annex A as “Subscriber”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Binding Terms. Unless and until Annex A is further executed and delivered by the parties hereto, this Agreement and the Annex A shall be of no force or effect on the parties.

WHEREAS, SMX owes Subscriber the amount described in Annex A (the “Debt”); and

WHEREAS, SMX (Security Matters) PLC is hereby offering the Subscriber the right to convert the Debt and any other right it may have from the SMX group of companies into shares of common stock of SMX;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Conversion of Debt. Subject to the terms and conditions of this Agreement and notwithstanding anything to the contrary, on June 27, 2024, the Debt shall be converted into to that number of shares (“Conversion Shares”) stipulated in Annex A.

A condition for receiving the Conversion Shares will be execution of an irrevocable power of attorney empowering the chairperson of SMX to execute any voting rights of the Conversion Shares for so long as such are held by (or, directly or indirectly, for) the Subscriber or any entity on its behalf, all in the form attached hereto.

Section 2. Result of Conversion. Upon the conversion, the Subscriber shall not have any interest in or title to the Debt or any other right from any of SMX and any of its direct or indirect subsidiaries.

Section 3. Issuance of Shares. As soon as practical after June 27, 2024 the Debt will be cancelled on the books and records of SMX and the Subscriber shall only have the right to receive the Conversion Shares pursuant to Section 1 above. SMX shall file a registration statement to cause the Conversion Shares to be fully tradeable, subject to section 4 below, upon the first opportunity that it files a registration statement to which such issuance can be added and deliver to Subscriber details of the shares issued.

Section 4. Representations and Warranties. The Subscriber represents and warrants that the Subscriber has no other debt of SMX or any of its direct or indirect subsidiaries (other than stipulated in Annex A) to subscribed or any entity controlled by it (including with other family members) and has the full right and power to enter into this Agreement and perform the terms and conditions specified herein.

Section 5. Miscellaneous. The parties shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, personal representatives, heirs, executors and administrators. Notwithstanding the foregoing, neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to any choice or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Israel. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered.

SMX (Security Matters) PLC		SUBSCRIBER:

By:	/s/ Haggai Alon	By:	/s/ Kyle Hoffman
Name:		Name:	Kyle Hoffman
Title:

Annex A

Effective Date: June 27, 2024

Details of the Debt and Conversion Shares

Debt: 110,000 USD

Converstion Shares: 877,403

The investoe will also receive 67,500 warrants that will be exercisable for 60 months with an exercise price of 0.0022 per warrant. No price-based anti-dilution adjustments

SMX (Security Matters) PLC		SUBSCRIBER:

By:	/s/ Haggai Alon	By:	/s/ Kyle Hoffman
Name:		Name:	Kyle Hoffman
Title:

SHAREHOLDER VOTING AGREEMENT

This Shareholder Voting Agreement (“Agreement”) is made and entered into effective as of the date set below, by and between SMX (Security Matters) PLC, Irish company number 722009 (“Company”) and the shareholder signed below (“Shareholder”).

RECITALS

WHEREAS, Shareholder holds shares in the Company issued to it pursuant to a Board resolution dated________(“Shares”); and

WHEREAS the parties believe that the limited power the Company requires is reasonable both in scope and duration and is beneficial to the Company, and that it is in the best interest of the Company and its shareholders to issue the Shares subject to entry into of this Agreement;

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	TERM. This Agreement shall remain in force for so long as Shareholder holds the Shares or such are, directly or indirectly, held for it as beneficiary (“Term”).

2.	SHAREHOLDER VOTING. On all matters raised to a vote in a general meeting of Company, Shareholder agrees to be present, in person or by proxy, at all meetings of shareholders for the vote thereon, to vote all Shares in favor of the proposed action, or in connection with any solicitation of written consents from the stockholders of Company, to consent to the proposed action, and raise no objections to the proposed action, and to waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such proposed action.

3.	IRREVOCABLE PROXY. To secure the Shareholder’s obligations to vote the Shares in accordance with this Agreement, the Shareholder hereby appoints the person acting as chairperson of the Board of Directors of Companay at the time of the general meeting or consent required (unless the Board of Directors appointed another person to act as chairperson of the General Meeting), as such Shareholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Shareholder’s Shares as set forth in this Agreement and to execute all written consents or objections and other appropriate instruments consistent with this Agreement on behalf of such Shareholder. The proxy and power granted by Shareholder pursuant to this Section are coupled with an interest and are given to secure the performance of Shareholder’s duties under this Agreement and are irrevocable for the term of this Agreement. The proxy and power shall survive the death, incompetency and disability of Shareholder. Exercise of the proxy does not require a prior approach to Shareholder or any notice thereto.

5.	LEGEND. Company may imprint (or electronically mark) the shares as subject to the provisions herein, as it sees fit.

6.	SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares, unless the Shares have been publicly sold, at which time this Agreement shall no longer apply to the Shares that have been publicly sold.

7.	MISCELLANEOUS.

a.	Further Action. If and whenever any Shares are sold, the Shareholders or the personal representative of the Shareholders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

b.	Specific Performance and/or Injunctive Relief. The parties declare that it is impossible to measure in money the damages which will accrue to a party or to their heirs, personal representatives, or assigns by reason of another party’s failure to perform any of the obligations under this Agreement, and agree that, in addition to damages and remedies at law, the parties shall be entitled to seek and obtain specific performance and/or injunctive relieve without the posting of a bond for the purpose of enforcing the terms of this Agreement. If any party hereto or his heirs, or his or its personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof and/or obtain injunctive relieve, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

c.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Ireland and shall be binding upon the parties hereto in the United States and worldwide. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any Court Ireland, in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon it in any manner authorized by the laws of Ireland for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement except in such Courts.

d.	Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

e.	Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

f.	Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt.

SHAREHOLDER: Kyle Hoffman	SMX (Security Matters) PLC

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